Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter Results

SAN JOSE, Calif.— July 27, 2017—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2017.

Total revenues for the second fiscal quarter of 2017 totaled $24.3 million, which were flat compared to the total revenue for the first fiscal quarter of 2017 and down 9% from $26.7 million for the second fiscal quarter of 2016. Design-to-silicon-yield solutions revenue for the second fiscal quarter of 2017 totaled $16.5 million, down 16% from $19.7 million for the first fiscal quarter of 2017 and down 20% from $20.6 million for the second fiscal quarter of 2016. Gainshare performance incentives revenue for the second fiscal quarter of 2017 totaled $7.8 million, up 70% from $4.6 million for the first fiscal quarter of 2017 and up 27% from $6.1 million for the second fiscal quarter of 2016.

On a GAAP basis, net income for the second fiscal quarter of 2017 was $0.2 million, or $0.01 per basic and diluted share, compared to net income of $0.5 million, or $0.02 per basic and diluted share, for the first fiscal quarter of 2017, and compared to net income of $2.1 million, or $0.07 per basic and diluted share, for the second fiscal quarter of 2016.

Cash and cash equivalents were $109.0 million at June 30, 2017, compared to $116.8 million at December 31, 2016.

Non-GAAP net income for the second fiscal quarter of 2017 was $2.7 million, or $0.08 per diluted share, compared to $2.6 million, or $0.08 per diluted share, for the first fiscal quarter of 2017, and compared to $5.3 million, or $0.16 per diluted share, for the second fiscal quarter of 2016. EBITDAR for the second quarter of 2017 was $3.7 million, compared to $3.5 million for the first fiscal quarter of 2017 and compared to $7.1 million for the second fiscal quarter of 2016.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Second Quarter 2017 Financial Commentary Available Online

A Management Report reviewing the Company’s second quarter 2017 financial results, as well as providing updated 2017 financial outlook, will be furnished to the SEC on Form 8-K and published on the Company’s website at

http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at Gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ solution extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI™ cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio® platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data through four, key components: Exensio® -Yield, Exensio® -Control, Exensio® -Test, Exensio® -ALPS, and Exensio® -Char. The Exensio® platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. ALPS, Design-for-Inspection, DFI, and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$109,007	$116,787
Accounts receivable, net	54,029	48,157
Prepaid expenses and other current assets	8,813	5,335
Total current assets	171,849	170,279
Property and equipment, net	23,068	19,341
Goodwill	215	215
Intangible assets, net	3,847	4,223
Deferred tax assets	15,815	15,640
Other non-current assets	12,263	12,631
Total assets	$227,057	$222,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,270	$2,206
Accrued compensation and related benefits	5,863	5,959
Accrued and other current liabilities	2,075	2,080
Deferred revenues - current portion	8,933	8,189
Billings in excess of recognized revenue	389	88
Total current liabilities	19,530	18,522
Long-term income taxes payable	3,174	3,354
Other non-current liabilities	2,253	1,650
Total liabilities	24,957	23,526

Stockholders’ equity:
Common stock and additional paid-in-capital	289,961	281,428
Treasury stock at cost	(61,532)	(54,882)
Accumulated deficit	(25,046)	(25,752)
Accumulated other comprehensive loss	(1,283)	(1,991)
Total stockholders’ equity	202,100	198,803
Total liabilities and stockholders’ equity	$227,057	$222,329

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,			June 30,
	2017	2017	2016	(1)	2017	2016	(1)

Revenues:
Design-to-silicon-yield solutions	$16,500	$19,698	$20,574		$36,198	$39,152
Gainshare performance incentives	7,789	4,591	6,114		12,380	12,617
Total revenues	24,289	24,289	26,688		48,578	51,769

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	11,283	11,335	10,558		22,618	20,668
Amortization of acquired technology	96	96	96		192	192
Total costs of Design-to-silicon-yield solutions	11,379	11,431	10,654		22,810	20,860
Gross profit	12,910	12,858	16,034		25,768	30,909

Operating expenses:
Research and development	7,276	7,282	7,060		14,557	13,371
Selling, general and administrative	6,195	5,899	5,094		12,095	10,218
Amortization of other acquired intangible assets	92	92	117		184	234
Total operating expenses	13,563	13,273	12,271		26,836	23,823

Income (loss) from operations	(653)	(415)	3,763		(1,068)	7,086
Interest and other income (expense), net	27	(230)	(51)		(202)	(287)
Income (loss) before income taxes	(626)	(645)	3,712		(1,270)	6,799
Income tax provision (benefit)	(815)	(1,162)	1,579		(1,976)	2,605
Net income	$189	$517	$2,133		706	4,194

Net income per share:
Basic	$0.01	$0.02	$0.07		0.02	0.13
Diluted	$0.01	$0.02	$0.07		0.02	0.13

Weighted average common shares:
Basic	32,191	31,991	31,276		32,091	31,222
Diluted	33,461	33,594	32,099		33,528	31,927

(1) The results for the three and six months ended June 30, 2016 have been updated to reflect the Company’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The Company elected to early adopt this new standard in the fourth quarter of 2016, which required that any adjustments be reflected as of January 1, 2016, the beginning of the fiscal year that includes the interim period of adoption.

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
	2017	2017	2016	(2)	2017	2016	(2)
GAAP net income	$189	$517	$2,133		$706	$4,194
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,904	2,884	2,291		5,788	4,957
Amortization of acquired technology	96	96	96		192	192
Amortization of other acquired intangible assets	92	92	117		184	234
Acquisition related deferred revenue adjustment (1)	-	-	50		-	165
Non-cash portion of income tax expense	(629)	(995)	609		(1,624)	908
Non-GAAP net income	$2,652	$2,594	$5,296		$5,246	$10,650

GAAP net income per diluted share	$0.01	$0.02	$0.07		$0.02	$0.13
Non-GAAP net income per diluted share	$0.08	$0.08	$0.16		$0.16	$0.33

Shares used in diluted shares calculation	33,461	33,594	32,099		33,528	31,927

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended					Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
	2017	2017	2016	(2)	2017	2016	(2)

GAAP net income	$189	$517	$2,133		$706	$4,194
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,904	2,884	2,291		5,788	4,957
Amortization of acquired technology	96	96	96		192	192
Amortization of other acquired intangible assets	92	92	117		184	234
Acquisition related deferred revenue adjustment (1)	-	-	50		-	165
Depreciation expense	1,196	1,091	859		2,286	1,624
Income tax provision (benefit)	(815)	(1,162)	1,579		(1,976)	2,605
EBITDAR	$3,662	$3,518	$7,125		$7,180	$13,971

(1) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the Company recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these reductions to revenue in order to provide better comparability between periods.

(2) The results for the period ended June 30, 2016 have been updated to reflect the Company’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The Company elected to early adopt this new standard in the fourth quarter of 2016, which required that any adjustments be reflected as of January 1, 2016, the beginning of the fiscal year that includes the interim period of adoption.